                                                                    Exhibit 4.03


                                   INTUIT INC.

                        1996 EMPLOYEE STOCK PURCHASE PLAN

                   As Adopted by the Board on October 7, 1996
                And Approved by Stockholders on November 25, 1996
                   As Amended by the Board on October 24, 2001
                And Approved by Stockholders on January 18, 2002
          As Amended by the Compensation Committee on January 15, 2002
          And As Most Recently Amended by the Board on October 9, 2002
                And Approved by Stockholders on December 12, 2002

      1. ESTABLISHMENT OF PLAN. The Company proposes to grant options for purchase of the Company's Common Stock, $0.01 par value, to eligible employees of the Company and Participating Subsidiaries pursuant to this Plan. A total of 4,900,000 shares of the Company's Common Stock is reserved for issuance under this Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of this Plan. The Company intends this Plan to qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Capitalized terms not defined in the text are defined in Section 26 below. Any term not expressly defined in this Plan that is defined in Section 423 of the Code shall have the same definition herein.

      2. PURPOSE. The purpose of this Plan is to provide eligible employees of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and Participating Subsidiaries, and to provide an incentive for continued employment.

      3. ADMINISTRATION. This Plan shall be administered by the Committee. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan and any agreement or document executed pursuant to this Plan shall be determined by the Committee and its decisions shall be final and binding upon all Participants. The Committee shall have full power and authority to prescribe, amend and rescind rules and regulations relating to this Plan, including determining the forms and agreements used in connection with this Plan; provided that the Committee may delegate to the President, the Chief Financial Officer or the officer in charge of Human Resources, in consultation with the General Counsel or her designee, the authority to approve revisions to the forms and agreements used in connection with this Plan that are designed to facilitate administration of the Plan and that are not inconsistent with the Plan or with any resolutions of the Committee relating to the Plan. The Committee may amend this Plan, except for amendments described in Section 25 that require Board and stockholder approval. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Committee members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

                                                                     Intuit Inc.
                                               1996 Employee Stock Purchase Plan


      4.    ELIGIBILITY.

            (a) Prior to the Offering Period commencing December 16, 2001, any employee of the Company or of any Participating Subsidiary is eligible to participate in an Offering Period under this Plan, except the following:

                  (i) employees who are not employed fifteen (15) days before the beginning of such Offering Period;

                  (ii) employees who are customarily employed for less than twenty (20) hours per week;

                  (iii) employees who are customarily employed for less than five (5) months in a calendar year; and

                  (iv) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

            (b) Effective with the Offering Period commencing December 16, 2001, any employee of the Company or of any Participating Subsidiary is eligible to participate in an Offering Period under this Plan, except the following:

                  (i) employees who are not employed fifteen (15) days before the beginning of such Offering Period; and

                  (ii) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

            (c) An individual who provides services to the Company, or any Participating Subsidiary, as an independent contractor shall not be considered an "employee" for purposes of this Section 4 or this Plan, and shall not be eligible to participate in the Plan, except during such periods as the Company or the Participating Subsidiary, as applicable, is required to withhold U.S. federal employment taxes for the individual. This exclusion from participation shall apply even if the individual is reclassified as an employee, rather than an independent contractor, for any purpose other than U.S. federal employment tax withholding.

                                                                     Intuit Inc.
                                               1996 Employee Stock Purchase Plan


      5.    OFFERING DATES.

            (a) Prior to the Offering Period commencing June 16, 2001, Offering Periods shall be of six (6) months duration commencing on December 16 and June 16 of each year and ending on June 15 and December 15 of each year, except for the first and second Offering Periods under this Plan. The first Offering Period began on January 1, 1997 and ended on June 30, 1997, and the second Offering Period began on July 1, 1997 and ended on December 15, 1997.

            (b) Effective with the Offering Period commencing June 16, 2001, Offering Periods shall be of twelve (12) months duration commencing on December 16 and June 16 of each year and ending on the following December 15 and June 15. Each Offering Period shall consist of two six-month Accrual Periods during which payroll deductions of the Participants are accumulated under this Plan.

            (c) Effective with the Offering Period commencing June 16, 2003, Offering Periods shall be of twelve (12) months duration commencing on each June 16, September 16, December 16 and March 16 and ending on the following June 15, September 15, December 15 and March 15, respectively. Each Offering Period shall consist of four three-month Accrual Periods during which payroll deductions of the Participants are accumulated under this Plan. The Offering Period commencing December 16, 2002 shall be a transitional Offering Period of twelve (12) months duration comprised of one six-month Accrual Period commencing on December 16, 2002 and ending on June 15, 2003 and two three-month Accrual Periods, the first commencing on June 16, 2003 and ending on September 15, 2003 and the second commencing on September 16, 2003 and ending on December 15, 2003.

            (d) The Board shall have the power to change the duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected.

      6. PARTICIPATION IN THIS PLAN. An eligible employee may become a Participant in an Offering Period on the first Offering Date after satisfying the eligibility requirements by following the enrollment procedures established by the Company and enrolling in the Plan by the enrollment deadline established by the Company before such Offering Date. The enrollment deadline shall be the same for all eligible employees with respect to a given Offering Period. An eligible employee who does not timely enroll after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee follows the enrollment procedures established by the Company and enrolls in this Plan by the enrollment deadline established by the Company before a subsequent Offering Date. A Participant will automatically participate in each Offering Period commencing immediately following the last day of the prior Offering Period unless he or she withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Sections 11 or 12 below. A Participant is not required to file any additional agreement in order to continue participation in this Plan. An employee may only participate in one Offering Period at a time.

      7. GRANT OF OPTION ON ENROLLMENT. Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such Participant of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by dividing (a) the amount accumulated in such employee's payroll deduction account during the applicable Accrual Period in such Offering Period by (b) the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of the Company's Common Stock on the Offering Date (but in no event less than the par value of a share of the Company's Common Stock), or (ii) eighty-five percent (85%) of the Fair Market Value of a share of

                                                                     Intuit Inc.
                                               1996 Employee Stock Purchase Plan


the Company's Common Stock on the Purchase Date (but in no event less than the par value of a share of the Company's Common Stock); provided, however, that the number of shares of the Company's Common Stock subject to any option granted pursuant to this Plan shall not exceed the maximum number of shares which may be purchased pursuant to Sections 10(a), 10(b) or 10(c) below with respect to the applicable Accrual Period. The fair market value of a share of the Company's Common Stock shall be determined as provided in Section 8 hereof.

      8. PURCHASE PRICE. The purchase price per share at which a share of Common Stock will be sold to Participants in any Offering Period shall be eighty-five percent (85%) of the lesser of:

            (a)   The Fair Market Value on the Offering Date; or

            (b)   The Fair Market Value on the Purchase Date;

provided, however, that in no event may the purchase price per share of the Company's Common Stock be below the par value per share of the Company's Common Stock.

      9. PAYMENT OF PURCHASE PRICE; CHANGES IN PAYROLL DEDUCTIONS; ISSUANCE OF SHARES.

            (a) The purchase price of the shares is accumulated by regular payroll deductions made during each Accrual Period in an Offering Period. The deductions are made as a percentage of the Participant's compensation in one percent (1%) increments not less than two percent (2%), nor greater than ten percent (10%) or such lower limit set by the Committee. Compensation shall mean base salary and commissions. Payroll deductions shall commence on the first payday of each Accrual Period and shall end on the last payday that occurs in such Accrual Period unless sooner altered or terminated as provided in this Plan. Notwithstanding the foregoing, if the last payday that occurs in an Accrual Period is within five business days prior to the Purchase Date, the last payday may be deemed to be the immediately preceding payday, provided that such determination is made and announced prior to the scheduled beginning of the applicable Accrual Period.

            (b) A Participant may change the rate of payroll deductions during an Offering Period as set forth below:

                  (i) Effective for Offering Periods commencing on or before December 16, 2002 (and through the first six-month Accrual Period in such Offering Period), a Participant may lower (but not increase) the rate of payroll deductions during an Offering Period by filing with the Company a new authorization for payroll deductions, in which case the new rate shall become effective after the Company's receipt of the authorization in accordance with the Company's administrative procedures for the Plan and shall continue for the remainder of the Offering Period unless changed as described below. Such change lowering the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any Accrual Period. A Participant who lowers his or her rate of payroll deduction during an Accrual Period may later request to cease payroll deductions during the same Accrual Period under Section 9(c) below through the first six-month Accrual Period in the Offering Period commencing December 16, 2002.

                  (ii) Effective beginning with the first three-month Accrual Period in the Offering Period commencing December 16, 2002 and for each subsequent Offering Period, a Participant may lower or increase the rate of payroll deductions to be effective with the next Accrual Period in the Offering Period in which the Participant is enrolled by filing with the Company a new authorization

                                                                     Intuit Inc.
                                               1996 Employee Stock Purchase Plan


for payroll deductions. The Participant must file the authorization before the beginning of the next Accrual Period during the same time period as enrollment is open under Section 6 above.

            (c) A Participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions before the beginning of such Offering Period by the deadline established by the Company and in accordance with the Company's administrative procedures for the Plan.

            (d) Effective with the Offering Period commencing December 16, 2000 and ending with the first six-month Accrual Period in the Offering Period commencing December 16, 2002, a participant may reduce his or her payroll deduction rate to zero during an Offering Period by filing with the Company a request to cease payroll deductions. Such request shall be effective after the Company's receipt of the request in accordance with the Company's administrative procedures for the Plan and provided the payroll deduction suspension request is made by the deadline established by the Company no further payroll deductions will be made for the duration of the Offering Period. Payroll deductions credited to the Participant's account prior to the effective date of the request shall be used to purchase shares of Common Stock of the Company in accordance with Section 9(e) below. A Participant may not resume making payroll deductions during the Offering Period in which he or she reduces his or her payroll deduction rate to zero. Unless the Participant elects to withdraw effective following the purchase in accordance with Section 11 below, the Participant's payroll deductions will automatically restart for the Offering Period that begins immediately following the Purchase Date at the rate that was in effect before the Participant filed his or her request to cease payroll deductions.

            (e) All payroll deductions made for a Participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

            (f) On each Purchase Date, so long as this Plan remains in effect and provided that the Participant has not timely submitted a signed and completed withdrawal form before that date which notifies the Company that the Participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the Participant as of that date returned to the Participant, the Company shall apply the funds then in the Participant's account to the purchase of whole shares of Common Stock reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of this Plan. Effective with the Offering Period commencing June 16, 2001, any cash remaining in a Participant's account after such purchase of shares because the amount is insufficient to purchase a whole share shall be returned to the Participant, without interest. Prior to the Offering Period commencing June 16, 2001, any cash remaining in a Participant's account after such purchase of shares because the amount is insufficient to purchase a whole share shall be carried forward, without interest, into the next Accrual Period. Any cash remaining in a Participant's account after such purchase due to the limitations in Section 10 below shall be returned to the Participant, without interest. Subject to Section 12 below, no Common Stock shall be purchased on a Purchase Date on behalf of any employee or former employee whose participation in this Plan has terminated prior to such Purchase Date.

            (g) As promptly as practicable after the Purchase Date, the Company shall issue shares representing the shares purchased.

            (h) During a Participant's lifetime, such Participant's option to purchase shares hereunder is exercisable only by him or her. The Participant will have no interest or voting right in shares

                                                                     Intuit Inc.
                                               1996 Employee Stock Purchase Plan


covered by his or her option until such option has been exercised. Shares issued for the benefit of a Participant under this Plan will be issued to an account in the name of the Participant or in the name of the Participant and his or her spouse.

      10.   LIMITATIONS ON SHARES TO BE PURCHASED.

            (a) No Participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee is a Participant in this Plan.

            (b) No more than twice the number of shares that the Participant could have purchased at the price on an Offering Date may be purchased by a Participant on any single Purchase Date within that Offering Period.

            (c) No Participant shall be entitled to purchase more than the Maximum Share Amount on any single Purchase Date. Prior to the commencement of any Offering Period, the Committee may, in its sole discretion, set a Maximum Share Amount. In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(b) above. If a new Maximum Share Amount is set, then all Participants must be notified of such Maximum Share Amount prior to the deadline established by the Company to enroll or change the rate of payroll deductions for the next Offering Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Offering Periods unless revised by the Committee as set forth above.

            (d) If the number of shares to be purchased on a Purchase Date by all Participants exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a Participant's option to each Participant affected thereby.

            (e) Any payroll deductions accumulated in a Participant's account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the Participant as soon as practicable after the end of the applicable Accrual Period, without interest.

      11.   WITHDRAWAL.

            (a) Each Participant may withdraw from an Offering Period under this Plan by withdrawing from the Plan in accordance to the procedures established by the Company by the deadline established by the Company for withdrawals.

            (b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn Participant, without interest, and his or her interest in this Plan shall terminate. In the event a Participant withdraws from this Plan in accordance with Section 11(a), he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above in Section 6 for initial participation in this Plan.

            (c) If the Fair Market Value on the first day of a current Offering Period in which a Participant is enrolled is higher than the Fair Market Value on the first day of any subsequent Offering

                                                                     Intuit Inc.
                                               1996 Employee Stock Purchase Plan


Period, the current Offering Period will end following the Purchase Date and the Company will automatically enroll such Participant in the Offering Period that begins immediately following the Purchase Date. Any funds accumulated in the Participant's account prior to the first day of such subsequent Offering Period will be applied to the purchase of shares on the Purchase Date immediately prior to the first day of such subsequent Offering Period. A Participant does not need to file any forms with the Company to automatically be enrolled in the subsequent Offering Period in accordance with this Section 11(c).

      12.   TERMINATION OF EMPLOYMENT.

            (a) Effective with the Offering Period commencing December 16, 2001 and ending with the Purchase Date of the first six-month Accrual Period in the Offering Period commencing December 16, 2002, if a Participant terminates employment for any reason within ninety (90) days prior to a Purchase Date, payroll deductions credited to the Participant's account prior to the date his or her employment terminates shall be used to purchase shares of Common Stock of the Company in accordance with Section 9(f) above. If, however, the Participant or, in the event of the Participant's death, the Participant's legal representative, elects to withdraw from the Plan in accordance with Section 11 above, payroll deductions credited to the Participant's account prior to the date his or her employment terminates shall be returned to the Participant or, in the case of his or her death, to his or her legal representative, without interest. If a Participant terminates employment for any reason more than ninety
(90) days prior to a Purchase Date, payroll deductions credited to the Participant's account prior to the date his or her employment terminates shall be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest.

            (b) Prior to the Offering Period commencing December 16, 2001 and effective immediately following the first Purchase Date of the Offering Period commencing December 16, 2002 and for subsequent Offering Periods, termination of a Participant's employment for any reason, including retirement, death or the failure of a Participant to remain an eligible employee under Section 4 above, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the Participant's account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest.

            (c) For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain an eligible employee in the case of sick leave, military leave, or any other leave of absence approved by the Committee; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

      13. RETURN OF PAYROLL DEDUCTIONS. In the event a Participant's interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated, the Company shall promptly deliver to the Participant all payroll deductions credited to such Participant's account. No interest shall accrue on the payroll deductions of a Participant in this Plan.

      14. CAPITAL CHANGES. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option, as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only on the

                                                                     Intuit Inc.
                                               1996 Employee Stock Purchase Plan


Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration"; and provided further, that the price per share of Common Stock shall not be reduced below its par value per share. Such adjustment shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

      In the event of the proposed dissolution or liquidation of the Company, each Offering Period will terminate immediately prior to the consummation of such proposed action and the accrued payroll deductions will be returned to each Participant without interest, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, shorten each Offering Period in progress and establish a new Purchase Date (the "Special Purchase Date") upon which the accrued payroll deductions of each Participant who does not elect to withdraw his or her payroll deductions will be used to purchase whole shares with any remaining cash balance in a Participant's account being returned to such Participant as soon as administratively practicable following the Special Purchase Date. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, each option under this Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation does not assume or substitute such options, the Board shall shorten each Offering Period in progress and establish a Special Purchase Date upon which the accrued payroll deductions of each Participant who does not elect to withdraw his or her payroll deductions will be used to purchase whole shares with any remaining cash balance in a Participant's account being returned to such Participant as soon as administratively practicable following the Special Purchase Date. The price at which each share may be purchased on such Special Purchase Date shall be calculated in accordance with
Section 8 above as if "Purchase Date" were replaced by "Special Purchase Date".

      The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation; provided, that the price per share of Common Stock shall not be reduced below its par value per share.

      15. NONASSIGNABILITY. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

      16. REPORTS. Individual accounts will be maintained for each Participant in this Plan. Each Participant shall receive promptly after the end of each Offering Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and any cash remaining in the Participant's account after the shares are purchased.

      17. NOTICE OF DISPOSITION. Effective January 1, 2003, in order that the Company may properly report the compensation attributable to a Participant's disposition of shares purchased under this Plan, the Company may require Participants to keep shares purchased under this Plan in an

                                                                     Intuit Inc.
                                               1996 Employee Stock Purchase Plan


account established with a broker dealer approved by the Company until the Participant sells, gifts or transfers such shares by descent or distribution. Prior to such Offering Period, each Participant may be required to notify the Company if the Participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

      18. NO RIGHTS TO CONTINUED EMPLOYMENT. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary, or restrict the right of the Company or any Subsidiary to terminate such employee's employment.

      19. EQUAL RIGHTS AND PRIVILEGES. All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in this Plan.

      20. NOTICES. All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

      21. TERM; STOCKHOLDER APPROVAL. This Plan became effective October 7, 1996, the date on which it was adopted by the Board and was approved by the stockholders of the Company, in a manner permitted by applicable corporate law, within twelve (12) months after the date this Plan was adopted by the Board. No purchase of shares pursuant to this Plan occurred prior to such stockholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) ten (10) years from the adoption of this Plan by the Board.

                                                                     Intuit Inc.
                                               1996 Employee Stock Purchase Plan


      22.   DEATH OF A PARTICIPANT.

            (a) Effective with the Offering Period commencing December 16, 2001 and ending with the Purchase Date of the first six-month Accrual Period in the Offering Period commencing December 16, 2002, in the event of a Participant's death, payroll deductions in his or her account shall, in accordance with Section 12(a) above, and the Participant's will or the laws of descent and distribution to the extent consistent with this Plan, either (i) purchase Shares on the next Purchase Date in accordance with Section 12(a); or
(ii) be refunded to the Participant's legal representative in accordance with
Section 9(f). Effective immediately following the first Purchase Date of the Offering Period commencing December 16, 2002 and for subsequent Offering Periods in the event of a Participant's death, payroll deductions in his or her account shall be refunded to the Participant's legal representative in accordance with
Section 9(f). Any shares purchased under the Plan on behalf of a Participant are to be treated in accordance with the Participant's will or the laws of descent and distribution.

            (b) Prior to the Offering Period commencing December 16, 2001, a Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under this Plan in the event of such Participant's death subsequent to the end of an Offering Period but prior to delivery to him of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under this Plan in the event of such Participant's death prior to a Purchase Date.) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

      23. CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      24. APPLICABLE LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

      25. AMENDMENT OR TERMINATION OF THIS PLAN. The Committee may at any time amend, terminate or extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any Participant. Notwithstanding the foregoing, the Board must make any amendment that would:

            (a) increase the number of shares that may be issued under this Plan;

            (b) change the designation of the employees (or class of employees) eligible for participation in this Plan; or

                                                                     Intuit Inc.
                                               1996 Employee Stock Purchase Plan


            (c) constitute an amendment for which stockholder approval is required by any stock exchange or automated quotation system upon which the shares may then be listed.

Each such amendment, except for an amendment under Section 25(b) above, requires stockholder approval of the Company to be obtained. Such stockholder approval must be obtained, in a manner permitted by applicable corporate law, within twelve (12) months of the adoption of such amendment by the Board.

Notwithstanding the prohibition against affecting options previously granted under this Plan, this Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board's setting a new Purchase Date with respect to an Offering Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change in the generally accepted accounting rules or interpretations thereof that are applicable to this Plan.

      26.   DEFINITIONS.

            (a)   "Board" means the Board of Directors of the Company.

            (b)   "Code" means the Internal Revenue Code of 1986, as amended.

            (c) "Committee" means a committee appointed by the Board. If two or more members of the Board are Outside Directors, the Committee will be comprised of at least two (2) members of the Board, all of whom are Outside Directors. If no Committee has been established references to the "Committee" shall mean the Board.

            (d)   "Company" means Intuit Inc., a Delaware corporation.

            (e) "Fair Market Value" means as of any date, the value of a share of the Company's Common Stock determined as follows:

                        (i) if such Common Stock is then quoted on the Nasdaq National Market, its last reported sale price on the Nasdaq National Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

                        (ii) if such Common Stock is publicly traded and is then listed on a national securities exchange, its last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

                        (iii) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market or listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported in The Wall Street Journal, for the over-the-counter market; or

                                                                     Intuit Inc.
                                               1996 Employee Stock Purchase Plan


                        (iv) if none of the foregoing is applicable, by the Board in good faith.

            (f) "Maximum Share Amount" means the maximum number of shares which may be purchased by any employee at any single Purchase Date.

            (g) "Notice Period" is the period beginning two (2) years from the Offering Date and one (1) year from the Purchase Date on which such shares were purchase.

            (h)   "Offering Date" is the first business day of each Offering
                  Period.

            (i) "Offering Period" means through the Offering Period commencing June 16, 2002, a twelve-month period containing two six-month Accrual Periods. Effective with the Offering Period commencing June 16, 2003, Offering Period means a twelve-month period containing four three-month Accrual Periods. The transitional Offering Period commencing December 16, 2002 shall be a twelve-month period containing one six-month Accrual Period and two three-month Accrual Periods. Effective prior to June 16, 2001, the Offering Period was six-months in length and contained one six-month Accrual Period.

            (j) "Outside Directors" means outside directors within the meaning of Code Section 162(m).

            (k) "Participating Subsidiaries" means Subsidiaries that have been designated by the Board from time to time as eligible to participate in this Plan,

            (l) "Plan" means this Intuit Inc. 1996 Employee Stock Purchase Plan, as amended from time to time.

            (m) "Parent Corporation" and "Subsidiary" (collectively, "Subsidiaries") shall have the same meanings as "parent corporation" and "subsidiary corporation" in Code Sections 424(e) and 424(f).

            (n) "Participant" means an employee who meets the eligibility requirements of Section 4 above and timely enrolls in the Plan in accordance with Section 6 above.

            (o)   "Purchase Date" is the last business day of each Accrual
                  Period.

            (p) "Accrual Period" means prior to June 16, 2003, a six-month period during which payroll deductions are accumulated and effective June 16, 2003 means, a three-month period during which payroll deductions are accumulated.

            (q) "Reserves" means (i) the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and (ii) the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option.